EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 12, 2001 (and to all references to our Firm) included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP
---------------------------
Arthur Andersen LLP

Hartford, Connecticut
January 12, 2001

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